Exhibit 10.2
EXECUTION VERSION

SECURITY AGREEMENT
among
VANGUARD HEALTH HOLDING COMPANY I, LLC,
CERTAIN SUBSIDIARIES OF
VANGUARD HEALTH HOLDING COMPANY I, LLC
and
BANK OF AMERICA, N.A.,
as COLLATERAL AGENT

Dated as of January 29, 2010

SECURITY AGREEMENT
          SECURITY AGREEMENT, dated as of January 29, 2010, made by each of the undersigned assignors (each an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the “Assignors”) in favor of Bank of America, N.A., as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
WITNESSETH:
          WHEREAS, Vanguard Health Holding Company I, LLC (“VHS Holdco I”), Vanguard Health Holding Company II, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), and the other parties thereto, have entered into a Credit Agreement, dated as of January 29, 2010 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent and each other Agent are herein called the “Lender Creditors”);
          WHEREAS, VHS Holdco I and its Subsidiaries may at any time and from time to time enter into one or more Secured Hedge Agreements with one or more Hedge Banks;
          WHEREAS, VHS Holdco I and one or more Subsidiaries of VHS Holdco I may incur Cash Management Obligations from one or more Cash Management Banks;
          WHEREAS, pursuant to each Guaranty, each Assignor that is a party thereto has guaranteed to the Secured Creditors the payment when due of all Obligations as described in each such Guaranty;
          WHEREAS, it is a condition precedent to the making of Loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and
          WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement, the entering into Secured Hedge Agreements and the entering into agreements in connection with Cash Management Obligations and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in connection with Cash Management Obligations;
          NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I
SECURITY INTERESTS
          1.1. Grant of Security Interests.
          (a) As security for the prompt and complete payment and performance when due of the Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired:
     (i) each and every Account;
     (ii) all cash;
     (iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;
     (iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
     (v) all Commercial Tort Claims described in Annex F;
     (vi) all proprietary information of such Assignor, including but not limited to all writings, plans, specifications and schematics, all engineering drawings, customer lists, all recorded data of any kind or nature, regardless of the medium of recording and Trade Secret Rights;
     (vii) Contracts, together with all Contract Rights arising thereunder;
     (viii) all Copyrights;
     (ix) all Equipment;
     (x) all Deposit Accounts and all other deposit, cash management and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
     (xi) all Documents;
     (xii) all General Intangibles;
     (xiii) all Goods;
     (xiv) all Instruments;
     (xv) all Inventory;
     (xvi) all Investment Property;

     (xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);
     (xviii) all Marks and Domain Names, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;
     (xix) all Patents;
     (xx) all Permits;
     (xxi) all Software;
     (xxii) all Supporting Obligations; and
     (xxiii) all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).
          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.
          (c) Notwithstanding anything to the contrary in this Agreement, (I) in the event that any Assignor acquires an item of Collateral at any time following the date hereof a security interest in which can not be perfected by a filing of a UCC financing statement, such Assignor may elect (which election shall be made by delivering written notice thereof to the Collateral Agent) that such Collateral shall not be required to be pledged pursuant to this Agreement as otherwise required above in this Section 1.1 so long as the book value or fair market value (as determined in good faith by the Borrower), whichever is greater, thereof is less than $1,000,000 (although in no event shall the aggregate book value or fair market value (as determined in good faith by the Borrower), whichever is greater, of all assets excluded from the security interests granted hereunder provided in this clause (c)(I), exceed $5,000,000) and (II) this Agreement shall not constitute a grant of security interest in any Excluded Assets.
          (d) Notwithstanding anything to the contrary in the Credit Documents, none of the Assignors shall be required, nor is the Collateral Agent authorized, (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office or as otherwise specified pursuant to the UCC) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Property, (B) filings in United States government offices with respect to United States registered and applied for Patents, Marks and Copyrights of any Assignor as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments and Chattel Paper as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control”, (iii) to take any action (other than the actions listed in clause (i)(A) and (C) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in the Pledge Agreement.
          1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise), to the extent permitted by applicable law, to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.
ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
          2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been (or, within 30 days following the Initial Borrowing Date, shall have been) accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC or with respect to any U.S. issued patents or patent applications, trademark registrations, trademark applications, copyright registrations or copyright applications, by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.
          2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than Permitted Liens). So long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.
          2.3. Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.
          2.4. Location of Inventory and Equipment. All Inventory and Equipment with a value of at least $5,000,000 held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

          2.5. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Each Assignor agrees to notify the Collateral Agent in writing promptly, but in any event within 60 days, after any change in (i) the legal name of any Assignor, (ii) the identity or type of organization, the organizational identification number, if any, or corporate structure of any Assignor or (iii) the jurisdiction of organization of any Assignor, and in connection with such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
          (b) Subject to Section 1.1(d), each Assignor shall, at its own expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens); provided that, nothing in this Agreement shall prevent any Assignor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Assignor to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.
          2.6. Trade Names; etc. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor.
          2.7. Certain Significant Transactions. During the one-year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including, without limitation, pursuant to Section 9-316(a)(3) of the UCC.
          2.8. As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or advisable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.
          2.9. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Agreements and otherwise in writing in connection here-

signor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
ARTICLE III
SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS;
CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
          3.1. Additional Covenants. If at any time any Assignor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000 to secure payment and performance of an Account, such Assignor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
          3.2. Maintenance of Records. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
          3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, if permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 10A.05 of the Credit Agreement has occurred and is continuing.
          3.4. Instruments. If any Assignor owns or acquires any Instrument in excess of $5,000,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

          3.5. Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
          3.6. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
          3.7. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.
          3.8. Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex F hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
          3.9. Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper with a stated amount of $5,000,000 or more in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days), following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper with a stated amount of $5,000,000 or more to the Collateral Agent.
ARTICLE IV
SPECIAL PROVISIONS CONCERNING TRADEMARKS
          4.1. Additional Representations and Warranties. Each Assignor represents and warrants that as of the date hereof it is the true and lawful owner of the United States trademark applications and registrations listed in Annex G hereto, which include all United States trademark applications and registrations that each such Assignor owns as of the date hereof. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all material Marks and Domain Names that it currently uses. Each Assignor further warrants that it has no knowledge of any third-party claim received by it that Assignor’s present business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Assignor further represents and warrants that the U.S. trademark registrations and applications listed in Annex G hereto are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable.
          4.2. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address (if available) of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is or may be infringing or diluting or otherwise violating any of such Assignor’s rights in and to any material Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to pursue or prosecute in accordance with reasonable business practices and in its reasonable business judgment any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.
          4.3. Preservation of Marks and Domain Names. Except as otherwise permitted herein, each Assignor agrees to use its Marks which are material to such Assignor’s business during the time in which this Agreement is in effect and to take all reasonable actions as are reasonably necessary to preserve the registrations or applications of such Marks (other than any such Marks which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful or desirable in its business or operations).
          4.4. Maintenance of Registration. Except as otherwise permitted by the Credit Agreement, each Assignor shall, at its own expense, diligently maintain all material Mark and/or Domain Name registrations, including but not limited to filing affidavits of use in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such registration without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent or desirable to pursue or maintain).
          4.5. Future Registered Marks and Domain Names. If a registration for any Mark is issued hereafter to any Assignor as a result of any application hereafter submitted to the United States

Patent and Trademark Office, within 30 days of the end of the fiscal quarter in which such registration certificate is issued, such Assignor shall notify the Collateral Agent and deliver a grant of a security interest in such Mark to the Collateral Agent at the expense of such Assignor and the form of such security shall be substantially in the form of Annex J hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.
          4.6. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.
ARTICLE V
SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS
          5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) the United States patents and patent applications listed in Annex H hereto, which include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the United States copyright applications and registrations listed in Annex I hereto, which include all United States copyright registrations and applications that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that (a) Assignor’s present business operations infringes or will infringe any patent of any other Person or (b) such Assignor has misappropriated any trade secret or proprietary information which, in each case, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          5.2. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or violation of such Assignor’s rights in any material Patent or Copyright or to any claim that such Assignor’s practice of any Patent or use of any Copyright violates any intellectual property right of a third party, or with respect to any misappropriation of any material Trade Secret Right or any claim that Assignor’s practice of any Trade Secret Right violates any intellectual property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any material Patent or Copyright or any Person misappropriating any material Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          5.3. Maintenance of Patents or Copyright. Except as otherwise permitted in Section 5.2 herein, at its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful or desirable in its business or operations).
          5.4. Prosecution of Patent or Copyright Applications. Except as otherwise permitted in Section 5.2 herein, at its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex H hereto and (ii) Copyrights listed on Annex I hereto and shall not abandon any such application (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary or desirable in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.
          5.5. Other Patents and Copyrights. Within 30 days of the end of the fiscal quarter in which Assignor acquires a United States Patent or a Copyright registration, or files an application for a United States Patentor a United States Copyright, the relevant Assignor shall notify the Collateral Agent and deliver a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, and the form of such grant of a security interest shall be substantially in the form of Annex K or L hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.
          5.6. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors,; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.
ARTICLE VI
PROVISIONS CONCERNING ALL COLLATERAL
          6.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral in any material respect. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.
          6.2. Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).
          6.3. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.
          6.4. Financing Statements. Each Assignor agrees to deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).
ARTICLE VII
REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
          7.1. Remedies; Obtaining the Collateral Upon an Event of Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may (after delivery of notice to the Borrower):
     (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;
     (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;
     (iii) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

     (iv) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:
     (x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
     (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and
     (z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;
     (v) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;
     (vi) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and
     (vii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;
it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
          7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof, and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral, or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.
          7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:
     (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
     (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.
          7.4. Application of Proceeds.
          (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement, any Mortgage or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee, the Mortgagee (or Trustee) or Collateral Agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in the manner specified in Section 10C of the Credit Agreement.
          (b) This Agreement is made with full recourse to each Assignor (including, without limitation, with full recourse to all assets of such Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith. It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
          7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.
          7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.
ARTICLE VIII
INDEMNITY
          8.1. Indemnity.
          (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any

Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.
          (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
          (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.
          (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
          8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Loans made under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.
ARTICLE IX
DEFINITIONS
          The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
          “Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.
          “Administrative Agent” shall have the meaning provided in the recitals of this Agreement.
          “Agreement” shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.
          “As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Assignor” shall have the meaning provided in the first paragraph of this Agreement.
          “Borrower” shall have the meaning provided in the recitals of this Agreement.
          “Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
          “Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.
          “Collateral” shall have the meaning provided in Section 1.1 (a) of this Agreement.
          “Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
          “Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
          “Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Secured Hedge Agreements, documents related to any Cash Management Obligations, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), but excluding any contract to the extent that (but only as long as) the terms thereof prohibit the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement and (ii) such excluded contract shall otherwise be subject to the security interests created by this Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof).

          “Copyrights” shall mean any United States or foreign copyright, including any registrations thereof in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor and the right to obtain all renewals thereof.
          “Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
          “Default” shall mean any event which with notice or lapse of time, or both, would constitute an Event of Default.
          “Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Domain Names” shall mean all Internet domain names and associated URL addresses and the right to obtain all renewals thereof.
          “Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Equipment” shall mean any “equipment,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
          “Excluded Assets” means:
     (a) any General Intangible or rights of an Assignor with respect to any contract, lease, license or other agreement if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation (including a breach or default) of, a restriction in respect of, or result in the abandonment, invalidation or unenforceability of, such General Intangible or contract, lease, license or other agreement or create any right of termination in favor of a third party or in conflict with any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party (other than another Assignor or its Affiliates) in respect of any such contract, lease, license or other agreement, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (a) shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable Law, including the UCC; provided further that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (a) shall be remedied, whether by contract, change of law or otherwise, the General Intangible or contract, lease, license or other agreement shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such General Intangible or contract, lease, license or other agreement, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclause (x) or (y) above;
     (b) any assets (including Equity Interests) to the extent and for so long as (i) the pledge of or security interest in such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law or (ii) the grant of such security interest would require governmental consent, approval, license or authorization (except that the cash Proceeds of dispositions thereof in accordance with applicable law, including, without limitation, rules and regulations of any governmental authority or agency shall not be an Excluded Asset);
     (c) motor vehicles and other assets subject to certificates of title, a security interest in which cannot be perfected through the filing of financing statements under the UCC in the relevant jurisdiction;
     (d) Margin Stock;
     (e) Excluded Security;
     (f) any Marks, Patents or Copyrights to the extent that the attachment of the security interest of this Agreement thereto, or any assignment thereof, would result in the forfeiture, cancellation, invalidation, unenforceability, or other loss of the Assignors’ rights in such property including, without limitation, any license pursuant to which an Assignor is licensee under terms which prohibit the granting of a security interest or under which granting such an interest would give rise to a breach or default by such Assignor, and any Mark applications filed in the United States Patent & Trademark Office on the basis of an Assignor’s “intent-to-use” such Mark, unless and until acceptable evidence of use of such Mark has been filed with and accepted by the United States Patent & Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Mark application prior to such filing would adversely affect the enforceability, validity, or other rights in such Mark application;
     (g) assets (including Equity Interests) owned by any Assignor on the date hereof or hereafter acquired that are subject to a Lien permitted by subsections (vii), (xiv) and (xvii) of Section 9.01 of the Credit Agreement to the extent that the contract or other agreement pursuant to which such Lien is granted or to which such assets are subject (or the documentation relating thereto) prohibits the creation of any other Lien on such asset;
     (h) any particular assets if, in the reasonable judgment of the Borrower and the Administrative Agent evidenced in writing signed by the Borrower and the Administrative Agent, creating a pledge thereof or security interest therein to the Collateral Agent for the benefit of the Secured Creditors would result in any material adverse tax consequences to VHS Holdco I or its Subsidiaries; and
     (i) any particular assets if, in the reasonable judgment of the Administrative Agent, determined in consultation with the Borrower and evidenced in writing, the burden, cost or consequences (including any material adverse tax consequences) to the Borrower or its Subsidiaries of creating or perfecting such pledges or security interests in such assets in favor of the Collateral Agent for the benefit of the Secured Creditors is excessive in relation to the benefits to be obtained therefrom by the Secured Creditors.
     “Excluded Security” means:

     (a) more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary;
     (b) more than 65% of the issued and outstanding Equity Interests of any Domestic Subsidiary that is a disregarded entity under the Code if all of its material assets consist of the Equity Interests of one or more Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code;
     (c) any interest in a joint venture or non-Wholly Owned Subsidiary to the extent the granting of a security interest therein is prohibited by the terms of the certificate of incorporation, by-laws (or equivalent organizational document(s)) of such joint venture or non-Wholly Owned Subsidiary or any shareholders agreement or joint venture agreement relating thereto;
     (d) any membership or other interest in any Not-For-Profit Entity or any other not-for-profit entity;
     (e) any Equity Interest of any special purpose securitization vehicle or a captive insurance subsidiary; and
     (f) any Equity Interest in a De Minimis Subsidiary so long as such Subsidiary remains a De Minimis Subsidiary.
          “General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.
          “Instrument” means “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.
          “Investment Property” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York.
          “Lender Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Lenders” shall have the meaning provided in the recitals of this Agreement.

          “Letter of Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.
          “Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.
          “Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress logos, designs, fictitious business names and other business identifiers used by the Assignor, and the goodwill of the business symbolized thereby and the right to obtain all renewals thereof, but excluding any such right, title and interest of an Assignor in and to same as licensee pursuant to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.
          “Material Adverse Effect” shall mean a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.
          “Patents” shall mean any patent and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made, but excluding any patent to which any Assignor has right, title and interest as licensee pursuant, and all rights to obtain any reissues or extensions of the foregoing to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.
          “Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.
          “Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          “Registered Organization” shall have the meaning provided in the UCC as in effect in the State of New York.
          “Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents, the Secured Hedge Agreements and the documentation governing Cash Management Obligations.

          “Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York and owned by any Assignor.
          “Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
          “Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.
          “Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.
          ‘Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.
          ‘Transmitting Utility” shall have the meaning given such term in Section 9~102(a)(80) of the UCC.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
          “VHS Holdco I” shall have the meaning set forth in the recitals to this Agreement.
ARTICLE X
MISCELLANEOUS
          10.1. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.03 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Assignor shall be given to it in care of the Borrower as provided in Section 14.03 of the Credit Agreement.
          10.2. Waiver; Amendment. Except as provided in Sections 10.8 and 10.13, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with any consents required by the Credit Agreement).

          10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.
          10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent, in accordance with the provisions of the Secured Debt Agreement, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
          10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          10.6. Governing Law.
          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS

AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.
          (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          10.7. Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.
          10.8. Termination; Release.
          (a) Upon the Termination Date, this Agreement, the security interest granted hereby shall terminate automatically (provided that all indemnities set forth herein, including, without limitation, in Section 8.1 hereof, shall survive such termination) and any Liens arising therefrom shall be automatically released. The Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which all Commitments under the Credit Agreement have been terminated and all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated or cash collateralized on terms acceptable to the Issuing Lender or other arrangements acceptable to the Issuing Lender have been made pursuant to which the Issuing Lender has agreed such Letters of Credit are no longer outstanding for purposes of the Credit Agreement, and all Obligations then due and payable have been paid in full (other than (x) contingent obligations not yet due and payable and (y) Cash Management Obligations or Obligations under Secured Hedge Agreements).
          (b) In the event that any part of the Collateral is sold, transferred or otherwise disposed of (to a Person other than a Credit Party) or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 14.12 of the Credit Agreement), such Collateral will be sold, transferred or otherwise disposed of free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.
          (c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), VHS Holdco I, the Borrower, or such Assignor shall deliver to the Collateral Agent a certificate signed by a senior officer of VHS Holdco I, the Borrower, or such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that VHS Holdco I, the Borrower, or the respective Assignor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of VHS Holdco I, the Borrower, or the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).
          (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct (as determined by a court of competent jurisdiction, in a final and non-appealable decision) believes to be in accordance with) this Section 10.8.
          10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.
          10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.
          10.12. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.
          10.13. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a Joinder Agreement substantially in the form of

Exhibit M to the Credit Agreement, (y) delivering supplements to Annexes A through I, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.
*     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.
VANGUARD HEALTH HOLDING COMPANY I, LLC
VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.
VHS ACQUISITION CORPORATION
VHS OF PHOENIX, INC.
VHS OUTPATIENT CLINICS, INC.
VHS OF ARROWHEAD, INC.
VHS OF SOUTH PHOENIX, INC.
VHS IMAGING CENTERS, INC.
VHS OF ANAHEIM, INC.
VHS OF ORANGE COUNTY, INC.
VHS HOLDING COMPANY, INC.
VHS OF HUNTINGTON BEACH, INC.
VHS OF ILLINOIS, INC.
VHS CHICAGO MARKET PROCUREMENT, LLC
BHS PHYSICIANS ALLIANCE FOR ACE, LLC
BAPTIST MEDICAL MANAGEMENT SERVICE
ORGANIZATION, LLC
MACNEAL HEALTH PROVIDERS, INC.
MACNEAL MANAGEMENT SERVICES, INC.
MACNEAL PHYSICIANS GROUP, LLC
PROS TEMPORARY STAFFING, INC.
WATERMARK PHYSICIAN SERVICES, INC.
VHS GENESIS LABS, INC.
VANGUARD HEALTH MANAGEMENT, INC.
VANGUARD HEALTH FINANCIAL COMPANY, LLC
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 11, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 12, INC.
HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
HEALTHCARE COMPLIANCE, L.L.C., as Assignors

By:	/s/ Phillip W. Roe
	Name:	Phillip W. Roe
Title: Executive Vice President, Chief Financial Officer & Treasurer Duly authorized to sign on behalf of each of the foregoing entities

[Security Agreement]

THE ANAHEIM VHS LIMITED PARTNERSHIP, as an Assignor

By:	VHS of Anaheim, Inc., its General Partner

By:	/s/ Phillip W. Roe
Name: Phillip W. Roe
Title: Executive Vice President, Chief Financial Officer & Treasurer

THE HUNTINGTON BEACH VHS LIMITED PARTNERSHIP, as an Assignor

By:	VHS of Huntington Beach, Inc., its General Partner

By:	/s/ Phillip W. Roe

Name: Phillip W. Roe
Title: Executive Vice President, Chief Financial Officer & Treasurer

VHS SAN ANTONIO PARTNERS, LLC, as an Assignor

By:	Vanguard Acquisition Subsidiary Number 5, Inc., its Managing Member

By:	/s/ Phillip W. Roe

Name: Phillip W. Roe
Title: Executive Vice President, Chief Financial Officer & Treasurer
[Security Agreement]

THE VHS ARIZONA IMAGING CENTERS LIMITED PARTNERSHIP, as an Assignor
By:	VHS Imaging Centers, Inc., its General Partner

By:	/s/ Phillip W. Roe

Name: Phillip W. Roe
Title: Executive Vice President, Chief Financial Officer & Treasurer
[Security Agreement]

Accepted and Agreed to:

BANK OF AMERICA, N.A.,
as Administrative Agent
By:	/s/ Charles Graber
Title: vice President

BANK OF AMERICA, N.A.,
as Collateral Agent

By:	/s/ Charles Graber
Title: vice President
[Security Agreement]